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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                       ________________________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                    ______________________________________

                            Lakeland Bancorp, Inc.
            (Exact name of registrant as specified in its charter)


           New Jersey                                    22-2953275

(State of incorporation or organization)      (IRS Employer Identification No.)


250 Oak Ridge Road, Oak Ridge, New Jersey                     07438
(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class       Name of each exchange on which
to be so registered       each class is to be registered
-------------------       ------------------------------

None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:
Stock Purchase Rights
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

               On August 24, 2001, the Board of Directors of Lakeland Bancorp, Inc., a New Jersey corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, no par value, of the Company held of record at the close of business on September 4, 2001, or issued thereafter and prior to the Separation Time (as defined in the Rights Plan referred to below) and issued thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Plan, dated as of August 24, 2001 (the "Rights Plan"), between the Company and First City Transfer Company, as Rights Agent.

               The Rights Plan (which includes as Exhibit A the form of Rights Certificate and Election to Exercise) is listed as Exhibit 4.1 below and is hereby incorporated herein by reference. The description of the Rights contained in the Company's Current Report on Form 8-K dated August 24, 2001 (the "Current Report") is hereby incorporated by reference herein. Such description of the Rights is qualified in its entirety by reference to the Rights Plan and such exhibits thereto.

Item 2.   Exhibits.
          --------

Exhibit No.         Description
-----------         -----------

     4.1            Shareholder Protection Rights
                    Plan, dated as of August 24,
                    2001, between Lakeland Bancorp,
                    Inc. and First City Transfer
                    Company, as Rights Agent
                    (previously filed as Exhibit 4.1
                    to the Company's Current Report
                    on Form 8-K, dated August 24,
                    2001, and incorporated herein by
                    reference).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                LAKELAND BANCORP, INC.



                                By: /s/ Roger Bosma
                                    ----------------------------
                                    Name:  Roger Bosma
                                    Title: President and Chief Executive Officer


Date: August 24, 2001

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                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

     4.1            Shareholder Protection Rights
                    Plan, dated as of August 24, 2001
                    between Lakeland Bancorp, Inc.
                    and First City Transfer Company,
                    as Rights Agent (previously filed
                    as Exhibit 4.1 to the Company's
                    Current Report on Form 8-K, dated
                    August 24, 2001, and incorporated
                    herein by reference).

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